Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE1 Group 2
                             Payment Date 08/27/2001


Servicing Certificate
Beginning Pool Balance                                                           19,199,685.13
Beginning PFA                                                                             0.00
Ending Pool Balance                                                              18,615,977.56
Ending PFA Balance                                                                           -
Principal Collections                                                               807,110.84
Principal Draws                                                                     223,403.27
Net Principal Collections                                                           583,707.57
Active Loan Count                                                                          303

Interest Collections                                                                124,417.19

Weighted Average Net Loan Rate                                                        6.71000%
Substitution Adjustment Amount                                                            0.00

Note Rate                                                                             4.07250%

Term Notes                                                                     Amount             Factor
----------                                                                     ------             ------
Beginning Balance                                                                18,762,185.13     0.7504874
Ending Balance                                                                   18,126,447.22     0.7250579
Principal                                                                           635,737.91    25.4295164
Interest                                                                             70,041.58     2.8016632
Interest Shortfall                                                                        0.00     0.0000000
Security Percentage                                                                    100.00%

Variable Funding Notes                                                         Amount
----------------------                                                         ------
Beginning Balance                                                                         0.00
Ending Balance                                                                            0.00
Principal                                                                                 0.00
Interest                                                                                  0.00
Interest Shortfall                                                                        0.00
Security Percentage                                                                      0.00%


Certificates                                                                              0.00



Beginning Overcollateralization Amount                                              437,500.00
Overcollateralization Amount Increase (Decrease)                                     52,030.34
Outstanding Overcollateralization Amount                                            489,530.34
Overcollateralization Target Amount                                                 669,749.54

Credit Enhancement Draw Amount                                                            0.00
Unreimbursed Prior Draws                                                                  0.00


                                                                                                  Number        Percent
                                                                                       Balance   of Loans     of Balance
Delinquent Loans (30 Days)                                                          202,501.15       3           1.09%
Delinquent Loans (60 Days)                                                                   -       0           0.00%
Delinquent Loans (90 Days)                                                                   -       0           0.00%
Delinquent Loans (120 Days)                                                                  -       0           0.00%
Delinquent Loans (150 Days)                                                                  -       0           0.00%
Delinquent Loans (180+ Days)                                                        232,249.54       0           1.25%
Foreclosed Loans                                                                    149,927.26       1           0.81%
REO                                                                                       0.00       0           0.00%

Delinquency Figures Include Foreclosures, REO and Bankruptcies

                                                                        Liquidation To-Date
Beginning Loss Amount                                                                56,993.00
Current Month Loss Amount                                                                 0.00
Current Month Principal Recovery                                                        165.00
Net Ending Loss Amount                                                               56,828.00

                                                                           Special Hazard          Fraud      Bankruptcy
Beginning Amount                                                                          0.00          0.00          0.00
Current Month Loss Amount                                                                 0.00          0.00          0.00
Ending Amount                                                                                -             -             -

Liquidation Loss Distribution Amounts                                                     0.00
Extraordinary Event Losses                                                                0.00
Excess Loss Amounts                                                                       0.00

Capitalized Interest Account
Beginning Balance                                                                         0.00
Withdraw relating to prior month Collection Period                                        0.00
Interest Earned (Zero, Paid to Funding Account)                                           0.00
                                                                                          ----
Total Ending Capitalized Interest Account Balance                                         0.00
Interest earned for Collection Period                                                     0.00
Interest withdrawn related to prior Collection Period                                     0.00

Funding Account
Beginning Funding Account Balance                                                            -
Deposit to Funding Account                                                                   -
Payment for Additional Purchases                                                             -
Ending Funding Period Balance to Notes                                                       -
                                                                                             -
Ending Funding Account Balance                                                               -
Interest earned for Collection Period                                                     0.00
Interest withdrawn related to prior Collection Period                                     0.00

Prefunding Account
Beginning Balance                                                                         0.00
Additional Purchases during Revolving Period                                              0.00
Excess of Draws over Principal Collections                                                0.00
                                                                                          ----
Total Ending Balance                                                                      0.00
Interest earned for Collection Period                                                     0.00
Interest withdrawn related to prior Collection Period                                     0.00

Reserve Account
Beginning Balance                                                                         0.00
Deposits to Reserve Account for current Payment Date                                      0.00
Withdrawals from Reserve Account for current Payment Date                                 0.00
                                                                                          ----
Total Ending Reserve Account Balance as of current Payment Date                           0.00
Interest earned for Collection Period                                                     0.00
Interest withdrawn related to prior Collection Period                                     0.00
